                                                                    CONFIDENTIAL

CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.


                                  AMENDMENT ONE

                                     TO THE

                 OEM SOFTWARE LICENSE AND DISTRIBUTION AGREEMENT



         This Amendment One ("Amendment One") to the OEM Software License and Distribution Agreement between Commerce One, a California corporation ("Commerce One"), with principal offices at 1600 Riviera Ave, Walnut Creek, California, 94596 and PeopleSoft, Inc., a Delaware corporation ("PeopleSoft"), with principal offices at 4460 Hacienda Drive, Pleasanton, California 94588-8615 dated as of June 5, 1999 (the "Agreement"), is effective as of January 22, 2000 (the "Amendment Effective Date").

Now therefore the parties hereby agree as follows:

Capitalized terms defined in the Agreement shall have the same meaning in this Amendment One as in the Agreement.

         1. AS OF THE AMENDMENT EFFECTIVE DATE, THE FOLLOWING PROVISIONS ARE HEREBY AMENDED, MODIFIED OR ADDED TO SECTION 2 AS FOLLOWS:

                  2.6 "Distribute" or "Distribution" means selling, sublicensing, transmitting, marketing, or otherwise distributing the Products, PeopleSoft.Net, Branded MarketSite, MarketSite Auction Services, Enterprise Portal Service or the MarketSite Services.

                  2.8 "End User" shall include, in addition to any third party licensed to use, but not to further Distribute, the BuySite Products and/or the PeopleSoft Products, an end user customer who accesses the MarketSite Software for the electronic procurement of products and/or services from one or more Suppliers for use in the day-to-day operation of such end user's business. "Auction Site End Users" means all end users of the Auction Site, including without limitation, bidders and sellers.

                  2.13 "MarketSite Services" means the MarketSite Direct and MarketSite Indirect Services and shall include PeopleSoft.Net operated using the MarketSite Software.

                  2.14 "MRO Portal" means a multisupplier and multiproduct line merchant portal designed primarily to facilitate trading for operating resources (goods or services which are used to operate a business, excluding goods or services which are primarily used to directly contribute to products, services or other revenue generating activities which a business provides to its customers or uses to support its internal administrative operations). Operating resources shall include, but not be limited to, industrial parts and supplies, computer equipment and peripherals, goods and services required to maintain plant, property and equipment. Without limiting the foregoing, such multisupplier and multiproduct line merchant portal shall not include any and all portals which are not: (1) multisupplier; (2) multiproduct line; (3) do not offer both (a) goods; and (b) services for the purposes set forth above; or (4) directed to government markets.

                  2.17 "PeopleSoft Product" shall mean PeopleSoft's software product, as described in Attachment F as amended.

                  2.20 "Specified Companies" means the list of entities set out on Attachment H, as amended.

                  2.23 "Enterprise BuySite" means the license granted to PeopleSoft by Commerce One in Section 3.1 (l).

                  2.24 "First Commercial Shipment" or "FCS" of a product or service shall mean the first commercial release of the PeopleSoft Product to third party customers. For the avoidance of doubt, First Commercial Shipment, or FCS, shall not include trial, "Beta," or similar shipments that are not commonly considered commercial release on a general basis to third party customers.

                  2.25 "Hosted BuySite" shall mean offering the BuySite Products in Object Code only in a hosted manner for use by End Users.

                  2.26 "MarketSite Software" means the computer software programs licensed in Section 3.1 (h) and 3.1(m).

                  2.27 "PeopleSoft.Net " means any electronic commerce service operated by PeopleSoft that includes as a component the MarketSite Software provided by agreement to third parties but hosted by PeopleSoft or Commerce One.

                  2.28 "Branded MarketSite Service" shall mean the service offered by PeopleSoft to End Users via the MarketSite Software operated by PeopleSoft but which is separately branded with a third party's identifying marks. Commerce One currently anticipates changing the name of Branded MarketSite service to `Commerce Portal'.

                  2.29 "Transaction Revenues" shall mean all revenues received by PeopleSoft which have been derived directly from transactions performed by End Users using the MarketSite Software.

                   2.30 "Blended Transaction Rate" shall mean the average transaction fee for each transaction type during the same period, for transactions performed using the MarketSite Software or the MarketSite Auction Software. The Blended Transaction Rate shall be calculated quarterly based on contracts entered into by both parties in the prior quarter and shall be subject to adjustment by mutual agreement of the parties. In the event that the parties are unable to agree on an adjustment to the Blended Transaction Rate, the prior quarter's Blended Rate shall govern until such time as the parties are able to resolve their dispute.

                   2.31 "Blended License Fee" shall mean the average of Commerce One Net Fees and PeopleSoft Net Fees (during the same period), for the BuySite Products and PeopleSoft Products, respectively. The Blended License Fee shall be calculated on a quarterly basis and shall compare license fees for substantially equivalent license grants, including comparisons of number of seats licensed, to the extent applicable.

                  2.32 "Documentation" means any on-line help files or written instruction manuals regarding the use of the MarketSite Software and MarketSite Auction Software.

                  2.33 "Supplier" means an entity that provides or offers to provide products and/or services to End Users.

                  2. As of the Amendment Effective Date, the following provisions of Article 3 shall be amended as follows and all of the amendments in this Section 3 shall be subject to the terms and conditions of this Agreement, as amended.:

                  (a) Section 3.1(f) shall be deleted in its entirety and replaced with the words "intentionally omitted."

                  (b) Section 3.1(h) is hereby deleted in its entirety and shall be replaced with the following:

                  3.1(h)(i) COMMERCE ONE MARKETSITE LICENSE. (i) Commerce One hereby grants to PeopleSoft, a non-exclusive, non-transferable, worldwide right and license to use the MarketSite Software, including any and all localizations and translations thereto which Commerce One owns or has a right to license and PeopleSoft shall reimburse any license fees associated with such localizations or translations owed by Commerce One to any unrelated third parties as a result of PeopleSoft's use, to: (a) install the MarketSite Software on computer hardware servers owned or operated by PeopleSoft or a related entity (each such physical location (which may include one or more adjacent buildings) an "Installation"); (b) provide an unlimited number of End Users and Suppliers with remote access to the MarketSite Software via such servers; and
                  (c) use the Documentation in connection with such use of the MarketSite Software. The scope of the MarketSite Software license grant in this Section 3.1(h) shall include the right to integrate independently developed business services in the MarketSite Software using Commerce One XML Commerce Connectors licensed to PeopleSoft as part of the MarketSite Software license. This license transfers to PeopleSoft neither title nor any proprietary or intellectual property rights to the MarketSite Software, Documentation, or any copyrights, patents, or trademarks, embodied or used in connection therewith, except for the rights expressly granted herein. PeopleSoft shall have the right to an unlimited number of Installations, provided that no Installations outside the United States (the "International Installations") shall be installed prior to January 1, 2001. and provided further that none of the International Installations shall be located in any Territory which is set forth in EXHIBIT B of Amendment One ("Territory") until the later to occur of January 1, 2001 or the expiry of such Global Trading Web Partner's exclusivity in such Territory. Notwithstanding the foregoing, such International Installations may be located in the United Kingdom beginning any time after August 1, 2000. For all International Installations installed by PeopleSoft in excess of two (2) International Installations, PeopleSoft shall be required to pay to Commerce One a licensing fee as set forth in Section 12.2 of Attachment B.

                  3.1(h)(iii) Commerce One shall issue to PeopleSoft, as soon as practicable, one (1) machine-readable copy of the MarketSite Software and MarketSite Auction Software, along with one (1) copy of the on-line Documentation. Commerce One will provide PeopleSoft with written copies of the Documentation at Commerce One's standard charges. PeopleSoft may copy the Documentation.

                  3.1(h)(iv) PeopleSoft will be entitled to make a reasonable number of machine-readable copies of the MarketSite Software and MarketSite Auction Software for backup or archival purposes and for the Installations as permitted by Section 3.1 above. PeopleSoft shall maintain accurate and up-to-date records of the number and location of all copies of the MarketSite Software and inform Commerce One in writing of such location(s). All copies of the MarketSite Software will be subject to all terms and conditions of this Agreement. Whenever PeopleSoft is permitted to copy or reproduce all or any part of the MarketSite Software, all titles, trademark symbols, copyright symbols and legends, and other proprietary markings must be reproduced.

                  3.1(h)(v) The parties shall have good faith discussions regarding reasonable End User license language for the protection of both Commerce One and PeopleSoft. Commerce One hereby grants PeopleSoft a nontransferable, nonexclusive, worldwide right and license under Commerce One's Trademarks as defined in Section 10 of the Agreement, as amended, and set forth in Attachment C of the Agreement to display the Commerce One icon in connection with the provision and promotion of the MarketSite Service.

                  2.       Section 3.1(i) shall be added as follows:

                  3.1(i) BRANDED MARKETSITE DISTRIBUTION LICENSE. Commerce One hereby grants and PeopleSoft hereby accepts, a non-exclusive, nontransferable, worldwide right and license to Distribute the Branded MarketSite Service to or for use by End Users.

                  Section 3.1(j) shall be added as follows:

                  3.1(j) COMMERCE ONE MARKETSITE AUCTION SERVICES LICENSE. Commerce One grants to PeopleSoft during the term of this Agreement, a non-exclusive, non-transferable, worldwide right and license to use the MarketSite Auction Software, including any and all localizations and translations thereto which Commerce One owns or has a right to license and PeopleSoft shall reimburse any license fees associated with such localizations or translations owed by Commerce One to any unrelated third parties as a result of PeopleSoft's use, for use in conjunction with the MarketSite Software for the purpose of providing Auction Services and to Distribute directly or by sublicense the MarketSite Auction Service. Within sixty (60) days of the FCS of the MarketSite Auction Software, Commerce One shall deliver the MarketSite Auction Software to PeopleSoft. As of the Amendment Effective Date and until the delivery of the MarketSite Auction Software to PeopleSoft, Commerce One shall host the Auction Sites on servers owned or controlled by Commerce One, for PeopleSoft's use and Distribution. As soon as technically and commercially practical after the delivery of the MarketSite Auction Software to PeopleSoft, PeopleSoft shall assume control of hosting the Auction Sites on servers owned or controlled by PeopleSoft or its related entities. The MarketSite Auction Software shall contain an Administrative Module for the Auction Site through which PeopleSoft can control the Auction Services parameters. PeopleSoft will determine the look and feel of the User Interfaces for the Auction Sites. PeopleSoft shall be responsible to utilize the Administrative Module to program all HTML code to create and/or customize the User Interface. Commerce One will use commercially reasonable efforts to assist PeopleSoft in developing the User Interface for the Auction Site. As used in this section, the following definitions shall apply:

                  "Auction Services" mean services using the MarketSite Auction Software where bidders set the ultimate sales price of the goods or services offered for sale on the Auction Sites, including without limitation, auctions of all types (e.g., traditional, Dutch, English, reverse, quick-win).

                  "Auction Site" means the web site operated by Commerce One or PeopleSoft and created by Commerce One on behalf of PeopleSoft pursuant to this Agreement where, among other things, AuctionSite End Users can buy and sell items through Auction Services.

                  "MarketSite Auction Software" means the computer software programs, to be developed by Commerce One.

                  "User Interface" means the area where the overall site navigation, banner advertising and look and feel associated with each Auction Site is displayed.

                  Section 3.1(k) shall be added as follows:

                  3.1(k) ENTERPRISE PORTAL DISTRIBUTION LICENSE. Commerce One hereby grants and PeopleSoft hereby accepts, a non-exclusive, nontransferable, worldwide right and license to Distribute the Enterprise Portal Service (as defined below) to or for use by End Users. Enterprise Portal Service shall be defined as a Branded MarketSite Service which is restricted by the terms of the associated license to permit only the licensee's own direct or indirect procurement of goods and services through PeopleSoft.Net or any other MarketSite Service.

                  Section 3.1(l) shall be added as follows:

                  3.1(l) ENTERPRISE BUYSITE LICENSE. Commerce One hereby grants, and PeopleSoft hereby accepts, a non-exclusive, non-transferable, world-wide license to operate BuySite Products internally in Object Code format for PeopleSoft's own direct or indirect procurement of goods and services through PeopleSoft.Net or any other MarketSite Service.

                  Section 3.1(m) shall be added as follows:

                  3.1(m) The licenses granted in Subsections 3.1(g) to 3.1(l) above shall include the most current version of the MarketSite Software, MarketSite Auction Software or software related to MarketSite Software. Modifications, enhancements or versions (which contain substantially equivalent functionality) shall be offered to PeopleSoft on terms comparable to those offered to third parties, when such modifications, enhancements or versions are offered to two or more third parties for license or use. In addition, Commerce One shall provide all updates and upgrades made available to Commerce One customers under Support and Maintenance agreements to PeopleSoft. The parties shall enter into a MarketSite Software Source Code Escrow Agreement and a MarketSite Auction Software Escrow Agreement (which MarketSite Auction Software source code will not be required to be deposited until within thirty (30) days after
                  FCS) within thirty (30) days of the Amendment Effective Date. If the parties are unable to agree on terms and conditions of such Source Code Escrow Agreement, the parties will agree to be bound by Commerce One's outside escrow agent's standard terms and conditions. At a minimum, MarketSite Software and/or MarketSite Auction Software Source Code release shall be triggered upon bankruptcy or failure to support and maintain the MarketSite Software and/or MarketSite Auction Software.

         4. AS OF THE AMENDMENT EFFECTIVE DATE, THE FOLLOWING PROVISIONS OF
ARTICLE 4 SHALL BE AMENDED AS FOLLOWS:

         Section 4.1 shall be replaced in its entirety with the following:

                  4.1 PEOPLESOFT.NET ACCESS DISTRIBUTION LICENSE. Subject to the terms and conditions of this Agreement, as amended, and commencing with the First Commercial

                       Shipment of PeopleSoft.Net, PeopleSoft hereby grants to Commerce One and Commerce One accepts a non-exclusive nontransferable, worldwide right and license to Distribute access to PeopleSoft.Net.

         5. AS OF THE AMENDMENT EFFECTIVE DATE, THE FOLLOWING PROVISIONS OF
ARTICLE 5 SHALL BE AMENDED AS FOLLOWS:

                  Section 5.1.

                  (a) All references in this Section to January 1, 2001 shall be replaced with the words "one (1) year from the First Commercial Shipment of the PeopleSoft Product."

                  (b) Section 5.1(a) shall cease to be of further force and effect.

                  (c) Add the words "other than the Branded MarketSite Service and Auction Service or as otherwise necessary for PeopleSoft to exercise its rights hereunder." immediately after the words "shall use the MarketSite Services as its exclusive MRO Portals and PeopleSoft shall not Distribute or develop any other hosted MRO Portals" in lines 4 and 5. In addition, add the words " Notwithstanding the foregoing, PeopleSoft has the right to connect PeopleSoft.Net and any other PeopleSoft portal to any other MRO Portal in order to conduct business and can enter into any agreement to reasonably facilitate connection to such other portal." immediately after the words "during the period of this exclusivity." in lines 6 and 7.

                  Section 5.2

                  (a) Section 5.2 shall cease to be of further force and effect.

                  Section 5.3

                  (a) All references in this Section to January 1, 2001 shall be replaced with the words "one (1) year from the First Commercial Shipment of the PeopleSoft Product."

                  As of the Amendment Effective Date, Section 5.5 shall be amended in its entirety as follows:

                  5.5(a) Commerce One agrees to promote the PeopleSoft consulting services as a preferred implementor of Commerce One Products in the PeopleSoft Named Accounts, as amended. Commerce One agrees to include PeopleSoft, at no additional fee, as a member of Commerce One's Preferred Global Consulting Partner program. This program is currently referred to as the Premier Alliance Partner program.

                  5.5(b) The parties agree to negotiate in good faith to make the PeopleSoft Product the only procurement product that Commerce One directly Distributes following the First Commercial Release of the PeopleSoft Product and following product due diligence by Commerce One of the features and functionality of PeopleSoft Product and its applicability to Commerce One End Users, which due diligence will not be unreasonably delayed. If the parties do not enter into a definitive agreement regarding the foregoing within ninety (90) days after the commencement of negotiations, subject to
                  Section 18.13(c), neither party shall have any further obligations under this Section 5.5(b).

6. AS OF THE AMENDMENT EFFECTIVE DATE, ARTICLE 7 SHALL BE AMENDED BY DESIGNATING THE FIRST PARAGRAPH OF ARTICLE 7 AS SECTION "7.1" AND THE FOLLOWING NEW PARAGRAPH IS ADDED AS SECTION 7.2:

                  7.2 PEOPLESOFT LOCKUP RELEASE AND INCLUSION IN REGISTERED OFFERING. Commerce One hereby releases PeopleSoft from, and shall obtain a release from Credit Suisse First Boston to release PeopleSoft from, the market stand-off provisions of Section 6.1 of that certain Share Purchase and Master Strategic Relationship Agreement, dated June 5, 1999, by and between Commerce One and PeopleSoft and any "lock-up" agreement executed by PeopleSoft in connection with Commerce One's initial public offering. In the event that, prior to June 5, 2000, Commerce One files a registration statement with the Securities and Exchange Commission to register a public, underwritten public offering of its common stock for cash, Commerce One shall, at such time, use all reasonable efforts to obtain the approval of its registration rights holders and the underwriters of such offering to PeopleSoft's sale of up to fifteen percent of the secondary shares of Commerce One common stock offered as part of the offering. In the event such approvals are obtained, if required, PeopleSoft shall be permitted to participate in the offering to the extent described above, subject to the same general terms and conditions applicable to other selling stockholders participating in the offering (including, without limitation, terms and conditions relating to the right of the underwriters to cutback the number of shares of common stock to be sold by selling stockholders in the offering).

    7. AS OF THE AMENDMENT EFFECTIVE DATE, ARTICLE 9 SHALL BE AMENDED BY ADDING THE FOLLOWING IN ITS ENTIRETY AS SECTION 9.7:

                  9.7 TARGET PEOPLESOFT.NET LAUNCH DATE. Commerce One and PeopleSoft shall establish a target date of sixty (60) days from the Amendment Effective Date for the launch of PeopleSoft.Net on the MarketSite Software platform (the "Target Date"). Each party shall use all reasonable efforts to achieve such date, including the allocation of technical and business resources and personnel. Notwithstanding the foregoing, Commerce One shall be obligated to contribute professional services equal to [*] dollars ([*]) in value (calculated using Commerce One's standard professional services rates) based on work performed consistent with the workplan described below and as otherwise reasonably requested by PeopleSoft. All additional professional services charges on the part of Commerce One shall be reimbursable at Commerce One's standard professional services rates. Commerce One agrees to staff such professional services with individuals with Commerce One implementation experience and Commerce One shall use reasonable efforts to ensure that the majority of such professional services individuals are Commerce One employees. PeopleSoft shall have the right to reasonably request that Commerce One remove


[*]= CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

         and replace particular service professionals provided under this subsection. In the event the parties are unable to achieve the Target Date, the parties shall agree to complete the launch no later than one-hundred and twenty (120) days from the Amendment Effective Date, provided however, the foregoing dates are contingent upon the parties mutually agreeing to a workplan. For each day that the launch is delayed beyond one hundred twenty (120) days of the Amendment Effective Date and such delay is attributable to Commerce One, the duration of the effectiveness of Section 5.1 shall be reduced by a like number of days. If the parties do not agree upon a reasonable workplan within fourteen (14) days of the Amendment Effective Date, the foregoing dates are moved out by one full day for each full day in excess of fourteen
         (14) days that it takes to complete the workplan, subject to Section 18.13(c).

                  8. As of the Amendment Effective Date, Article 10 shall be amended in its entirety by adding the following as Section 10.3:

                           10.3. COMMERCE ONE LOGO. PeopleSoft shall have the
                  right but not the obligation to place the Commerce One Trademark or logo on the PeopleSoft Product.

                  9. As of the Amendment Effective Date, Section 11.1 shall be amended by designating the first paragraph of Section 11.1 as Section "11.1(a)" and the following new paragraph is added as Section 11.1(b):

                  (b) COMMERCE ONE PROPRIETARY RIGHTS. Title to and ownership of all copies of the Enterprise BuySite, Hosted BuySite, MarketSite Software, Branded MarketSite Service, Auction Software and Auction Service and associated software whether in machine-readable or printed form, and including, without limitation, Derivative Works thereof provided by Commerce One hereunder, compilations, or collective works thereof and all related technical know-how and all intellectual property rights therein (including without limitation rights in patents, copyrights, and trade secrets applicable thereto), are and shall remain the exclusive property of Commerce One and its suppliers. PeopleSoft shall not take any action to jeopardize, limit or interfere in any manner with Commerce One's ownership of and rights with respect to the Enterprise BuySite, Hosted BuySite, MarketSite Software, Branded MarketSite Service, MarketSite Auction Software and Auction Service. PeopleSoft shall have only those rights in or to the Enterprise BuySite, Hosted BuySite, MarketSite Software, Branded MarketSite Service, MarketSite Auction Software and MarketSite Auction Service and associated software granted to it pursuant to this Agreement. Notwithstanding the foregoing, title to and ownership of (i) all software, documentation, data and other intellectual property, and all rights therein (including without limitation rights in patents, copyrights, know-how and trade secrets applicable thereto) developed by PeopleSoft or for PeopleSoft or licensed by PeopleSoft (other than from Commerce One) are and shall remain the exclusive property of PeopleSoft and its licensors and suppliers, as applicable. In addition, and notwithstanding the foregoing, PeopleSoft will own all rights in and to the PeopleSoft.Net after removal of the MarketSite Software.

         10. As of the Amendment Effective Date, Article 18 shall be amended by adding the following new paragraphs as Section 18.17 and 18.18 respectively:

                  18.17 As of the Amendment Effective Date, the provisions of sections 11.2, 13.1, 13.1, 13.3, 14.2, 14.3, 14.5, 15.1, and
                  17.1 shall apply MUTATIS MUTANDIS to Enterprise BuySite, Hosted BuySite, MarketSite Software, Branded MarketSite Service, MarketSite Auction Software and Auction Service.

                  18.18 As of the Amendment Effective Date, the provisions of sections 14.1, 14.4, 14.5, and 17.1 shall apply MUTATIS MUTANDIS to PeopleSoft.Net.

                             AMENDMENTS TO ATTACHMENT B

1. AS OF THE AMENDMENT EFFECTIVE DATE, SECTION 6 IN ATTACHMENT B SHALL BE AMENDED AS FOLLOWS:

                  (c) Section 1 of Attachment B shall be amended in its entirety as follows:

                  "PeopleSoft Net Fees" means the actual amount of license fees, royalties or other consideration received by PeopleSoft with respect to the BuySite Products or PeopleSoft Products, or with respect to the licensing, sublicensing, or other Distribution of the BuySite Products or the PeopleSoft Product. In each case set forth above, PeopleSoft Net Fees shall exclude sales, use and value-added taxes, third party software royalty payments (excluding royalties owed herein), imputed fees for bundled maintenance, and training and consulting services (not to exceed PeopleSoft's standard published prices for such services). In addition, barter, equity or other noncash consideration received shall be valued at fair market value; provided however, PeopleSoft's internal Use of the BuySite Product shall not be included in the calculation of PeopleSoft Net Fees.

                  "Commerce One Net Fees" means the actual amount of license fees, royalties or other consideration received by Commerce One with respect to the BuySite Products, or with respect to the licensing, sublicensing, or other Distribution of the BuySite Products. In each case set forth above, Commerce One Net Fees shall exclude sales, use and value-added taxes, third party software royalty payments (excluding royalties owed herein), imputed fees for bundled maintenance, and training and consulting services (not to exceed Commerce One's standard published prices for such services). In addition, barter, equity or other noncash consideration received shall be valued at fair market value.

                  (d) Section 6. ADVANCE ROYALTY. The second and third sentences of Section 6 in Attachment B shall be amended in its entirety as follows:

                  6.1 Beginning on the Amendment Effective Date, PeopleSoft's right to credit against prepaid Product Royalties shall expire at the following rate: (a)$[*] upon the expiration of the first half of the calendar year of 2000 (b) an additional $[*] upon the expiration of the third calendar quarter of 2000, and (c) the remaining advance prepaid royalty at the end of the fourth calendar quarter of 2000. PeopleSoft has paid total advance

[*]= CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

         Product royalties of [*] dollars ([*]) and Commerce One acknowledges receipt of such payment. For greater clarity, royalties due and payable by PeopleSoft to Commerce One pursuant to Section 6.2 shall be set-off against any prepaid royalties remaining. Only in the event that such royalties payable by PeopleSoft are less than the amounts set forth above during the corresponding period, then such prepaid royalties shall expire in accordance with the expiration schedule as set forth above.

                  6.2 The following payments shall be credited against the advanced royalty payment described in paragraph 6.1 above: PeopleSoft Net Fees from: BuySite Products, PeopleSoft Product, Branded MarketSite, the first year of the MarketSite license Maintenance Fee and royalties based on Transaction Revenues.


                  6.3 PeopleSoft and Commerce One shall use good faith efforts to work cooperatively to manage sales activities including, when requested by the other, providing reasonable sales support, on a time and materials basis, and coordinating sales activities.

         Subsections (b) and (c) of Section 6 in Attachment B shall be deleted in their entirety and shall be of no further force or effect.

         2. AS OF THE AMENDMENT EFFECTIVE DATE, SECTION 7 OF ATTACHMENT B SHALL BE AMENDED IN ITS ENTIRETY AS FOLLOWS:

                  (a) "ROYALTIES FOR BUYSITE PRODUCTS. PeopleSoft shall pay Commerce One a royalty of [*] percent ([*]) of all PeopleSoft Net Fees received solely for the license or sublicense of the BuySite Product beginning on the Effective Date of this Amendment and continuing one year from the date of PeopleSoft Product FCS. Commerce One shall pay PeopleSoft a royalty of [*] percent ([*]) of all Commerce One Net Fees received solely for the Distribution of the BuySite Product to a PeopleSoft Named Account beginning on the Effective Date of this Amendment and continuing one year from the date of PeopleSoft Product FCS. Neither party shall be entitled to any royalty on revenues received by the other from sharing in Hosted BuySite subscription revenues generated by third party licensees or any other subscription revenue from any other products. In addition, Commerce One will not be entitled to a share of any revenue received by PeopleSoft for providing hosting services to licensees of Hosted BuySite. Notwithstanding the foregoing, any Commerce One Net. Fees received from a Grandfathered Reseller as a result of a license into a PeopleSoft Named Account, as amended, shall not be subject to such royalty split, and in such case, Commerce One shall not owe a royalty to PeopleSoft in relation thereto.

                  (b) BRANDED MARKETSITE LICENSE ROYALTY. PeopleSoft shall pay to Commerce One a royalty for each Branded MarketSite Services license entered into by and between PeopleSoft and third party licensees equal to the greater of [*] percent ([*]) of the actual sales price for the Branded MarketSite Services license or [*] percent ([*]) of the Average Sales Price (ASP) for substantially equivalent Branded MarketSite


[*]= CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                  Services licensed by either Commerce One or its Distributors in the prior fiscal quarter. Notwithstanding the foregoing, PeopleSoft shall have the right to request a report summarizing the license fees paid to Commerce One and Distributors by third party licensees of the Branded MarketSite Services during the prior fiscal quarter. For purposes of determining ASP, factors such as geography, size of entity licensed and scope of other service offerings shall be considered in evaluating similar transactions.

                  (c) MARKETSITE AUCTION SERVICES ROYALTY. PeopleSoft agrees to pay a royalty to Commerce One during the term of the Agreement equal to [*] percent ([*]) of all Blended Transaction
                  Revenues generated using the MarketSite Auction Services.

         3. AS OF THE AMENDMENT EFFECTIVE DATE, SECTION 8 OF ATTACHMENT B SHALL BE AMENDED IN ITS ENTIRETY AS FOLLOWS:

                  (a) ROYALTIES FOR PEOPLESOFT PRODUCTS. Subject to Section 14.2 of Attachment B, the royalties payable by PeopleSoft to Commerce One for licensing or sublicensing the PeopleSoft Products pursuant to Section 3 of the Agreement shall be equal to only [*] percent ([*]) of all PeopleSoft Net Fees beginning on the Effective Date of this Amendment and continuing one year from the date of the PeopleSoft Product FCS. For the avoidance of doubt, Commerce One shall not receive any royalty on revenues received by PeopleSoft from sharing in Hosted PeopleSoft Product subscription revenues generated by third party licensees or any revenue received by PeopleSoft for providing hosting services to licensees of the PeopleSoft Product.

         2. AS OF THE AMENDMENT EFFECTIVE DATE, SECTION 12 IN ATTACHMENT B SHALL BE AMENDED BY ADDING THE FOLLOWING:

         PEOPLESOFT NET ACCESS FEE

                  Commerce One shall pay to PeopleSoft a royalty equal to [*] percent ([*]) of all consideration received by Commerce One for Distribution of access to PeopleSoft.Net

         MARKETSITE ROYALTIES: For purposes of clarity, where a royalty shall be payable to Commerce One under Section 12 (d)-(f) below, the royalty shall be determined by reference to only one of the following calculations and no single transaction shall be subject to more than one royalty calculation.

                  (d) PeopleSoft shall pay to Commerce One [*] percent ([*]) of all Transaction Revenues (calculated using the appropriate Blended Transaction Rate) received through operation of PeopleSoft.Net including all International Installations.

                  (e) PeopleSoft shall pay to Commerce One [*] percent ([*]) of all Transaction Revenues (calculated using the appropriate Blended Transaction Rate) received from third party licensees of the Branded MarketSite Service or the Enterprise Portal Services.


[*]= CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                  (f) For customers that connect to the MarketSite Services through the PeopleSoft Product, Commerce One shall pay a royalty to PeopleSoft of [*] percent ([*]) of all Transaction Revenues (calculated using the appropriate Blended Transaction Rate).

                  (g) The International Installation licensing fee shall be
                   calculated as follows: [*]percent ([*]) off of the mean price charged by Commerce One for all similar installations of MarketSite Software licensed by Commerce One in the prior quarter. In the event there are no similar installations of MarketSite Software licensed by Commerce One in the prior quarter, the licensing fee shall be based on, at PeopleSoft's sole option, either the mean price charged by Commerce One for all installations of MarketSite Software licensed by Commerce One in the prior quarter or a fee to be negotiated in good faith by the parties.

         All other provisions of Section 12 shall cease to be of any further force and effect.

         3. As of the Amendment Effective Date, Section 13 in Attachment B shall be amended in its entirety to read as follows:

                  PeopleSoft shall pay to Commerce One for support and maintenance of the MarketSite Software an annual maintenance fee (the "Maintenance Fee"). The Maintenance Fee shall be [*] dollars ([*]) annually; provided, however, the parties agree to review the Maintenance Fee on an annual basis on or before the anniversary of the Amendment Effective Date. Notwithstanding the foregoing, in the event the parties do not agree on the Maintenance Fee prior to the anniversary of the Amendment Effective Date for any given year, the Maintenance Fee shall remain at [*] dollars ([*]) per annum. The Maintenance Fee shall be due annually within thirty (30) days of the anniversary of the Amendment Effective Date.
         PeopleSoft shall report the Maintenance Fee in the first quarterly royalty report, as required under this Agreement, of each year. Commerce One and PeopleSoft shall within thirty (30) days of the Amendment Effective Date execute a maintenance agreement with terms and conditions at least as favorable as those offered to others.

         4. As of the Amendment Effective Date, Section 14 in Attachment B shall be amended by adding the following:

                  14.2 Minimum Royalties for BuySite Products and PeopleSoft Products. The minimum royalty payable to either Commerce One or PeopleSoft under Sections 7 and 8 of Attachment B shall be equal to [*] percent ([*]) of the Blended License Fee. The minimum royalty shall be subject to review and if necessary adjustment by mutual agreement of the parties. In the event that the parties are unable to agree that the [*] percent ([*]) of the Blended License Fee is the appropriate minimum royalty for any particular quarter, the prior quarter's minimum royalty shall govern until such time as the parties are able to resolve their dispute.

[*]= CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

         5. As of the Amendment Effective Date, the following shall be added to the end of Attachment B as Section 17:

                  17 With respect to Blended Transaction Rate, Blended License Fee, or other similar provisions, the Parties recognize that the products and services included herein are typically Distributed in complex transactions involving multiple products, services and occasionally other consideration. In determining amounts attributable to equivalent products or services the Parties shall make fair and reasonable allocations of the fees received or to be received to all of the elements included in the transaction.

                           AMENDMENTS TO ATTACHMENT C

                  AS OF THE AMENDMENT EFFECTIVE DATE ATTACHMENT C SHALL BE AMENDED BY ADDING THE FOLLOWING:

                  MARKETSITE AUCTION SERVICES



                           AMENDMENTS TO ATTACHMENT F

         AS OF THE AMENDMENT EFFECTIVE DATE, EXHIBIT F AMENDED IN ITS ENTIRETY BY ADDING THE FOLLOWING:

         The PeopleSoft Product is what is currently known as PeopleSoft eProcurement in its current form or as subsequently modified, (and shall include subsequent versions thereof), which offers web-based procurement capabilities designated to enable companies to reduce their indirect goods purchasing costs while increasing their overall supply chain efficiency. Cost reductions are achieved through user-friendly application functionality designed to reduce off-contract, or "rogue," purchases, automate manual processes, improve leverage with suppliers and provide links to a dynamic trading community.

         The PeopleSoft Product currently incorporates parts of the BuySite Product Source Code or Derivative Works thereof. Future versions of the PeopleSoft Product may also be developed without any such BuySite Product Source Code or Derivative Works thereof. PeopleSoft shall be entirely free to determine the features and functionality of the PeopleSoft Product using internal resources, contracted resources or through acquisition either in whole or in part.

         For the avoidance of doubt, PeopleSoft Product shall not include the PeopleSoft Purchasing product, or any versions, modifications, or updates thereof, provided such PeopleSoft Purchasing product is primarily targeted at purchasing professional and not directed at casual users and provided that PeopleSoft's eProcurement product is marketed as the preferred procurement/purchasing solution directed at casual users and non-purchasing professionals within an organization. For greater clarity, nothing in this definition of the PeopleSoft Product shall include any and all other PeopleSoft products developed by or on behalf of

         PeopleSoft including but not limited to PeopleSoft ERP products, analytic products and other products not explicitly defined above.

         The PeopleSoft Product, as it is currently known and as it may be further developed and enhanced, is distinct from the BuySite product, which is a Commerce One marketed and sold product and PeopleSoft shall not owe a royalty both under Sections 2(a) and 3(a) of Section 7, as amended, for the same product.

         5. As of the Amendment Effective Date, Attachment I of the Agreement shall be deleted in its entirety and replaced by the words "Intentionally Omitted."

         6. As of the Amendment Effective Date, Attachment G of the Agreement shall be amended by deleting the list of PeopleSoft Named Accounts in its entirety and replacing such list of PeopleSoft Named Accounts with the list set forth in EXHIBIT A to this Amendment One. Commerce One accepts the list of PeopleSoft Named Accounts set forth in EXHIBIT A to this Amendment One provided that PeopleSoft shall, within thirty (30) days of the Amendment Effective Date, provide further information to Commerce One detailing the scope of the license grant contained in the accounts agreements with PeopleSoft and the names of the entity entitled to such license within the thirty (30) PeopleSoft Named Accounts set forth in EXHIBIT C and provided further that the scope of the licenses granted and the names of the entity entitled to such license within the thirty
(30) PeopleSoft Named Accounts shall be used for the purposes of defining PeopleSoft Named Accounts in Section 7(a) of Attachment B, as amended.

         7. Except as provided below PeopleSoft hereby acknowledges that no fees or royalties or payments of any kind are due and payable from Commerce One to PeopleSoft based on the license of BuySite and/or MarketSite to General Motors and its affiliates (which shall be defined as any company in which General Motors has a forty-nine percent (49%) interest) and to Banacci. Notwithstanding the foregoing, both parties acknowledge and agree that any other distribution made pursuant to this Agreement which were completed and effective on or before the Amendment Effective Date shall be governed by the Agreement as it existed prior to the execution of this Amendment One. Notwithstanding the foregoing, on revenues received by Commerce One from Banacci for the Distribution of BuySite into the PeopleSoft Named Accounts, Commerce One shall pay to PeopleSoft a [*] percent ([*]) royalty on revenues received by Commerce One.

         8. As of the Amendment Effective Date, Attachment H of the Agreement shall be amended by adding the names "MRO.com, Vertical.net, and Aspect Development" to the end of the list of Commerce One Specified Companies and adding the name "JD Edwards, Evolve, Icarian" to the end of the list of PeopleSoft Specified Companies.

         9. Commerce One agrees to grant PeopleSoft a membership in the Global Trade Web (GTW) and PeopleSoft agrees to become a member of the GTW, which seat shall at a minimum be equivalent to that granted to any other counsel member, and to abide by the revenue sharing and global cooperation policies of the GTW. PeopleSoft shall have the right to withdraw from the GTW at any time. Notwithstanding the foregoing, PeopleSoft agrees to use commercially reasonable efforts work with the GTW members to establish technical and business relationships.

[*]= CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.
                                       -15-

         10. As of the Amendment Effective Date, Commerce One shall grant PeopleSoft a seat on the Global Trading Web Counsel.

         11. In the event of any inconsistency or conflict between this Amendment One and the Agreement, the terms, conditions and provisions of this Amendment One shall govern and control.

         12. This Amendment One and the Agreement constitute the entire and exclusive agreement between the parties with respect to this subject matter. All previous discussions and agreements with respect to this subject matter are superceded by the Agreement and Amendment One.

         IN WITNESS WHEREOF, the parties hereto have caused duly authorized representatives to sign this Amendment One as of the Amendment Effective Date.


PEOPLESOFT                             COMMERCE ONE

By:_________________________           By:_______________________

Title:______________________           Title:____________________

Date:_______________________           Date:_____________________

EXHIBIT A

PEOPLESOFT NAMED ACCOUNTS

[See Attached Page]
[*]




[*]= CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

EXHIBIT B

GLOBAL TRADING WEB PARTNERS
[*]




[*]= CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

EXHIBIT C

SPECIFIC PEOPLESOFT NAMED ACCOUNTS
[*]



[*]= CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.


                                       -2-